Exhibit 99.1

TRIO-TECH DELIVERS Q4 REVENUE GROWTH AND PROFITABILITY AND STRENGTHENS BALANCE SHEET

Van Nuys, Calif. – September 19, 2025 – Trio-Tech International (NYSE MKT: TRT), a comprehensive provider of semiconductor back-end solutions and a global value-added supplier of electronic equipment, today announced its financial results for the fourth quarter and full year ended June 30, 2025.

Trio-Tech International Chairman and CEO S.W. Yong’s Comments:

“In the fourth quarter, Trio-Tech achieved year-over-year revenue growth and delivered profitability, driven by strong momentum in our Industrial Electronics (IE) segment. IE revenue grew 70% compared to the prior year, fueled by demand and diversification into both existing and new end markets. This performance highlights the opportunity for IE to increasingly serve as a growth engine for the Company.

For the full year, while our Semiconductor Back-End Solutions (SBS) revenues were pressured by industry cyclicality and trade-related headwinds, we saw encouraging resilience from our operations in Singapore, Malaysia, and Thailand, as customers began to shift toward alternative geographies for testing solutions. Excluding the negative impact from foreign exchange movements of $671,000, Trio-Tech would have achieved full-year profitability of $630,000, underscoring the strength of our operations, disciplined cost management, and improved product mix.

“Our balance sheet remains strong, with $19.5 million in cash and deposits, and an 11% increase in working capital. This financial flexibility allows us to invest selectively in growth opportunities while weathering short-term industry volatility. We also significantly reduced liabilities during the year, positioning us well to support future growth. Following the year-end, we signed an agreement to acquire the remaining 50% stake in our Malaysian subsidiary, Trio-Tech (Malaysia), subject to Malaysian government approval, further strengthening our presence in this strategically important region. While semiconductor demand is expected to remain volatile, particularly in China, we are confident that our customer engagement, strategic partnerships, and expanding Industrial Electronics business position the Company for sustainable, long-term growth.

“The global semiconductor industry is undergoing a strategic transformation, with supply chains shifting from cost optimization toward resilience amid tariffs and escalating geopolitical tensions. With Malaysia and Thailand emerging as critical hubs for backend testing and packaging, Trio-Tech is uniquely positioned to capitalize on this transition. Our longstanding relationships with leading semiconductor players—built on trust, reliability, and shared value—give us deep insight into their evolving needs, while our regional expertise and proven capabilities ensure we can deliver high-impact services. Our focus on resilience, adaptability, and targeted demand opportunities strengthens our confidence in the Company’s long-term prospects.”

Fiscal 2025 Fourth Quarter Financial Results

●	Total revenue was $10.7 million, compared to $9.7 million a year ago, and up sequentially from Q3 FY25 as IE activity rebounded.
o	SBS revenue was $6.6 million, compared to $7.3 million a year ago.
o	IE revenue was $4.1 million, compared to $2.4 million a year ago, driven by aviation channel expansion and fulfillment of deferred orders for components.
●	Gross margin was $2.6 million, or 25% of revenue, compared to $2.7 million, or 27% of revenue a year ago.
●	Total operating expense was $2.2 million, compared to $2.3 million a year ago.
●	Income from operations was $467,000, compared to operating income of $358,000 in the same quarter last year.
●	Other expense was $358,000, mainly due to foreign currency movement, compared to other income of $134,000 a year ago.
●	Net income attributable to common shareholders was $183,000, compared to $243,000 a year ago.
●	Net income per basic share and diluted share were $0.04, compared to $0.06 a year ago.

Fiscal 2025 Financial Results

●	Total revenue was $36.5 million, compared to $42.3 million a year ago.
o	SBS revenue was $24.7 million, compared to $30.1 million a year ago, reflecting cyclical weakness in China partially offset by strength in Singapore, Malaysia, and Thailand.
o	IE revenue was $11.8 million, compared to $12.2 million a year ago, with an improvement in Q4 from deferred orders and expansion into aviation distribution channels.
●	Gross margin was $9.1 million, or 25% of revenue, compared to $10.8 million, or 25% of revenue a year ago.
●	Total operating expense was $8.9 million, compared to $9.7 million a year ago.
●	Income from operations was $254,000, compared to operating income of $1.1 million in the same period last year.
●	Other expense was $181,000, compared to other income of $500,000 a year ago, mainly due to foreign exchange losses due to unfavorable foreign currency movements.
●

Net loss attributable to common shareholders was $41,000, compared to net income of $1.1 million a year ago. Excluding the negative foreign exchange impact of $671,000, Trio-Tech would have generated profitability of $630,000 for the year, highlighting the resilience of its core operations.

●

Net loss per basic and diluted share was $0.01, compared to net income per basic share of $0.25 and per diluted share of $0.24 a year ago. The net loss was a result of the negative impact of foreign exchange in the amount of $671,000 or $0.15 per basic and diluted share for the year.

●	Backlog was $11 million, compared with $14.4 million a year ago.

●	Cash, cash equivalents, and restricted cash were $19.5 million, compared to $19.1 million a year ago.

About Trio-Tech International

Trio-Tech International (NYSE MKT: TRT) is a California-based company operating in the United States, Singapore, Malaysia, Thailand, and China. Founded in 1958, Trio-Tech is a leading provider of semiconductor testing services, manufacturing solutions, and value-added distribution services. The Company’s diversified business segments include semiconductor back-end solutions and industrial electronics.

For more information, visit www.triotech.com and www.universalfareast.com.

Forward Looking Statements

This press release contains statements that are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and may contain forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and assumptions regarding future activities and results of operations of the Company. In light of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the following factors, among others, could cause actual results to differ materially from those reflected in any forward looking statements made by or on behalf of the Company: market acceptance of Company products and services; the divestiture of one or more business segments in response to, among other factors, changing business conditions or technologies and volatility in the semiconductor industry, which could affect demand for the Company's products and services; the impact of competition; problems with technology; product development schedules; delivery schedules; changes in military or commercial testing specifications which could affect the market for the Company's products and services; difficulties in profitably integrating acquired businesses, if any, into the Company; risks associated with conducting business internationally and especially in Asia, including currency fluctuations and devaluation, currency restrictions, imposition of tariffs, local laws and restrictions and possible social, political and economic instability; changes in U.S. and global financial and equity markets, including market disruptions and significant interest rate fluctuations; trade tension between U.S. and China and other economic, financial and regulatory factors beyond the Company's control. Other than statements of historical fact, all statements made in this release are forward looking, including, but not limited to, statements regarding industry prospects, future results of operations or financial position, and statements of our intent, belief and current expectations about our strategic direction, prospective and future financial results and condition. In some cases, you can identify forward looking statements by the use of terminology such as "may," "will," "expects," "plans," "anticipates," "estimates," "potential," "believes," "can impact," "continue," or the negative thereof or other comparable terminology. Forward looking statements involve risks and uncertainties that are inherently difficult to predict, which could cause actual outcomes and results to differ materially from our expectations, forecasts and assumptions. Many of these risks and uncertainties are beyond the Company's control. Reference is made to the discussion of risk factors detailed in the Company's filings with the Securities and Exchange Commission including its reports on Form 10-K and 10-Q. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

For inquiries, please contact:

PondelWilkinson Inc.
Todd Kehrli or Jim Byers
tkehrli@pondel.com

jbyers@pondel.com

TRIO-TECH INTERNATIONAL AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME / (LOSS)
AUDITED (IN THOUSANDS, EXCEPT EARNINGS PER SHARE)

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2025	2024	2025	2024
Revenue
Semiconductor Back-end Solutions	$6,569	$7,342	$24,682	$30,111
Industrial Electronics	4,091	2,398	11,756	12,176
Others	11	6	35	25
	10,671	9,746	36,473	42,312

Cost of Sales	8,043	7,061	27,329	31,550

Gross Margin	2,628	2,685	9,144	10,762

Operating Expense:
General and administrative	1,894	2,061	7,890	8,387
Selling	176	205	718	844
Research and development	92	87	384	392
(Gain) / Loss on disposal of property, plant and equipment	(1)	(26)	(102)	46
Total operating expense	2,161	2,327	8,890	9,669

Income from Operations	467	358	254	1,093

Other (Expense) / Income
Interest expense	(9)	(14)	(45)	(77)
Other (expense) / income, net	(358)	134	(181)	500
Government grant	52	24	145	113
Total other (expense) / income	(315)	144	(81)	536

Income from Continuing Operations before Income Taxes	152	502	173	1,629

Income Tax Benefit / (Expense)	28	(212)	(168)	(486)

Income from Continuing Operations before Non-controlling Interest, Net of Taxes	180	290	5	1,143

Discontinued Operations
Loss from discontinued operations, net of tax	(10)	(4)	(5)	(1)
Net Income	170	286	-	1,142

Less: Net (Loss) / Income attributable to non-controlling interest	(13)	43	41	92
Net Income / (Loss) Attributable to Trio-Tech International Common Shareholders	$183	$243	$(41)	$1,050

Amounts Attributable to Trio-Tech International Common Shareholders:
Income / (loss) from continuing operations, net of tax	191	253	(36)	1,054
Loss from discontinued operations, net of tax	(8)	(10)	(5)	(4)
Net Income / (Loss) Attributable to Trio-Tech International Common Shareholders	$183	$243	$(41)	$1,050

Basic Earnings / (Loss) per Share:
Basic earnings / (loss) per share from continuing operations attributable to Trio-Tech International	$0.04	$0.06	$(0.01)	$0.25
Basic earnings / (loss) from discontinued operations attributable to Trio-Tech International	-	-	-	-
Basic Earnings / (Loss) per Share from Net Income / (Loss) Attributable to Trio-Tech International	$0.04	$0.06	$(0.01)	$0.25

Diluted Earnings / (Loss) per Share:
Diluted earnings /(loss) per share from continuing operations attributable to Trio-Tech International	$0.04	$0.06	$(0.01)	$0.24
Diluted earnings /(loss) per share from discontinued operations attributable to Trio-Tech International	-	-	-	-
Diluted Earnings / (Loss) per Share from Net Income / (Loss) Attributable to Trio-Tech International	$0.04	$0.06	$(0.01)	$0.24

Weighted Average Number of Common Shares Outstanding
Basic	4,313	4,248	4,271	4,160
Dilutive effect of stock options	33	128	93	139
Number of Shares Used to Compute Earnings Per Share Diluted	4,346	4,376	4,364	4,299

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2025	2024	2025	2024
Comprehensive Income / (Loss) Attributable to Common Shareholders:

Net income	$170	$286	$-	$1,142
Foreign currency translation, net of tax	1,058	(328)	1,800	(106)
Comprehensive Income / (Loss)	1,228	(42)	1,800	1,036
Less: comprehensive (loss) / income attributable to non- controlling interest	(184)	65	(21)	84
Comprehensive Income / (Loss) Attributable to Common Shareholders	$1,412	$(107)	$1,821	$952

TRIO-TECH INTERNATIONAL AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT NUMBER OF SHARES)

	June 30,	June 30,
	2025	2024

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$10,890	$10,035
Short-term deposits	5,817	6,497
Trade accounts receivable, less allowance for expected credit losses of $35 and $209, respectively	10,804	10,661
Other receivables	608	541
Inventories, less provision for obsolete inventories of $851 and $679, respectively	2,262	3,162
Prepaid expense and other current assets	384	536
Restricted term deposits	816	750
Total current assets	31,581	32,182
NON-CURRENT ASSETS:
Deferred tax assets	91	124
Investment properties, net	345	407
Property, plant and equipment, net	6,021	5,937
Operating lease right-of-use assets	864	1,887
Other assets	231	232
Restricted term deposits	1,935	1,771
Total non-current assets	9,487	10,358
TOTAL ASSETS	$41,068	$42,540

LIABILITIES
CURRENT LIABILITIES:
Lines of credit	$141	$-
Accounts payable	1,896	3,175
Accrued expense	3,036	3,634
Contract liabilities	250	754
Income taxes payable	122	379
Current portion of bank loans payable	256	261
Current portion of finance leases	43	57
Current portion of operating leases	540	1,162
Total current liabilities	6,284	9,422
NON-CURRENT LIABILITIES:
Bank loans payable, net of current portion	428	613
Finance leases, net of current portion	-	34
Operating leases, net of current portion	324	725
Income taxes payable, net of current portion	-	141
Deferred tax liabilities	10	-
Other non-current liabilities	31	27
Total non-current liabilities	793	1,540
TOTAL LIABILITIES	$7,077	$10,962

EQUITY
SHAREHOLDERS’ EQUITY:
Common stock, no par value, 15,000,000 shares authorized; 4,312,805 and 4,250,305 shares issued outstanding as of June 30, 2025 and 2024, respectively	$13,490	$13,325
Paid-in capital	5,979	5,531
Accumulated retained earnings	12,037	11,813
Accumulated other comprehensive income-translation adjustments	2,522	660
Total shareholders’ equity	34,028	31,329
Non-controlling interest	(37)	249
TOTAL EQUITY	$33,991	$31,578
TOTAL LIABILITIES AND EQUITY	$41,068	$42,540